FIRST AMENDMENT TO AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT


     This First Amendment to Amended and Restated Credit and Security Agreement ("Amendment"), dated May 13, 1996, by and between GROUP TECHNOLGIES CORPORATION, a Florida corporation (the "Borrower"), and FIRST UNION COMMERCIAL CORPORATION, a North Carolina corporation (the "Lender"), amends the Amended and Restated Credit and Security Agreement, dated March 29, 1996, by and between the Borrower and the Lender, as so amended, and as amended, modified, extended, restated, enlarged or supplemented from time to time, the "Agreement").

                                     RECITAL

     The Borrower has requested that the Lender amend the Agreement, and the Lender is willing to make such amendment, all upon the terms and subject to the conditions set forth herein.

                                    AGREEMENT

     In consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. CAPITALIZED TERMS. Capitalized terms used in this Amendment and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

     2. NEGATIVE COVENANTS. Effective as of March 31, 1996, Section 8.15 of the Agreement is deleted in its entirety and replaced with the following:

     Permit Book Net Worth, on an unconsolidated basis, at anytime to be less than the amounts shown below for the applicable period listed below:


     PERIOD                             AMOUNTS
     ------                             -------
     Closing Date until, but not        $18,000,000 plus the amount
     including, fiscal year end 1996    of any gain recorded by Borrower
                                        as a result of any settlement of the
                                        Boeing Claim

     Fiscal year end 1996 and           $21,000,000
     thereafter


     3. SECTION 16.16 of the Agreement is deleted in its entirety and replaced with the following:

          LIMITED DEFAULT WAIVER. Inasmuch as the financial covenants contained within this Agreement exclude the effects of accounting for the Warrant and the twelve month amortization of up to $250,000.00 of loan costs associated with this Agreement, the Lender shall, after it has received and had a reasonable opportunity to review schedules from the Borrower specifying the aforesaid effects, grant to Borrower a waiver of any Event of Default which the Lender reasonably deems to have occurred solely as a result of the effects which such accounting has had on such financial covenants.

     4.   REAFFIRMATION AND MODIFICATION OF GUARANTY AND PLEDGE.

     (a) The form, terms and conditions of each of the following documents, as modified in accordance with the terms of paragraph (b) of this section of this Amendment, are hereby ratified, and reaffirmed in all respects:

          (i) Security and Pledge (Guarantor), dated August 10, 1994, executed by the Borrower in favor of the Lender;

          (ii) Security and Pledge (Pledgor), dated August 10, 1994, executed by GT Mexico Holding Company in favor of the Lender;

          (iii) Guaranty and Security Agreement (the "Metrum Guaranty"), dated November 22, 1994, executed by Metrum in favor of the Lender;

          (iv) Guaranty and Security Agreement (the "GT Mexico Holding Company Guaranty:"), dated November 22, 1994, executed by GT Mexico Holding Company in favor of the Lender;

          (v) Guaranty (the "GT Mexico Guaranty"), dated November 22, 1994, executed by GT Mexico in favor of the Lender;

          (vi) Pledge Agreement, dated November 22, 1994, executed by the Borrower in favor of the Lender, regarding the pledge of Metrum stock;

          (vii) Pledge Agreement, dated November 22, 1994, executed by the Borrower in favor of the Lender, regarding the pledge of GT Mexico Holding Company stock; and

          (viii) Guaranty (the "GT Brazil Guaranty"), dated March 29, 1996, executed by GT Brazil in favor of the Lender.

     Each of the Borrower, Metrum, GT Mexico Holding Company, GT Mexico, and GT Brazil acknowledges and agrees that it is and shall remain liable for the payment of all obligations to the full extent provided in the Metrum Guaranty, the GT Mexico Holding Company Guaranty, the GT Mexico Guaranty and the GT Brazil Guaranty, respectively, all as amended by this section 4.

     (b) SECTION 2.10 in the GT Brazil Guaranty is deleted in its entirety and replaced with the following:

          2.10 JOINT AND SEVERAL LIABILITY; CONTRIBUTION. The obligations of the Guarantor hereunder shall be joint and several with all Other Guarantors (as hereinafter defined), each one being liable for the payment and performance of all the Obligations, and it shall not be necessary or required that the Lender commence proceedings against, or enforce any of the provisions of the Loan Documents against, the Guarantor and one of more of the Other Guarantors in order to charge the Guarantor with liability hereunder. To the extent that any Other Guarantor (a "Paying Guarantor") makes a payment of a portion of the Obligations which exceeds the greater of (i) the amount of economic benefit actually received by the Paying Guarantor from the Loans and the Letters of Credit and (ii) the amount which the Paying Guarantor would otherwise have paid if the Paying Guarantor had paid the aggregate amount of the Obligations in the same proportion as the Paying Guarantor's net worth at the date of enforcement of the Obligations against the Paying Guarantor is sought bears to the aggregate net worth of the Guarantor and all the Other Guarantors (including the Paying Guarantor) at such date, then the Guarantor shall reimburse the Paying Guarantor for the amount of such excess, pro rata based on the respective net worths of the Guarantor and all Other Guarantors (including the Paying Guarantor). As used herein, the term "Other Guarantors" shall mean all other guarantors of the Obligations whose guarantees contain a provision in substance the same as this section.

     5. NO OTHER MODIFICATIONS. Except as expressly amended or modified by the terms hereof, the Agreement shall remain in full force and effect. This Agreement shall not affect, modify or diminish the obligations of Borrower which have accrued prior to the effectiveness of the provisions hereof.

     6. REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The Borrower hereby certifies that the representations and warranties contained in the Agreement continue to be true and correct and that no Default or Event of Default has occurred.

     7. CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF FLORIDA.

     8. JURY TRIAL WAIVER. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Credit Agreement to be duly executed, sealed and delivered the day and year first above written.

BORROWER:

GROUP TECHNOLOGIES CORPORATION,
a Florida corporation
/s/ David D. Johnson
Chief Financial Officer


LENDER:

FIRST UNION COMMERCIAL CORPORATION,
a North Carolina corporation
/s/ Roanne Disalvatore
Vice President

     Each of the Guarantors whose name is set forth below acknowledges that it has reviewed, confirmed and consented to the terms of this Amendment and each of the documents and transactions contemplated hereby, including, but not limited to, the terms of Section 4 of this Amendment.

GROUP TECHNOLOGIES SUPR. INFORMATICA IND. E. COM. LTDA.
/s/ Aviram Margalith
Vice President and General Manager


GROUP TECHNOLOGIES MEXICAN HOLDING COMPANY
/s/ Carl P. McCormick
President


METRUM, INC.
/s/ Aviram Margalith
Vice President and General Manager


GROUP TECHNOLOGIES S.A. de C.V.
/s/ Carl P. McCormick
President